UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 2, 2024 Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2024, Sonic Foundry, Inc. (the “Company”) and Sonic Foundry Media Systems, Inc., a wholly-owned subsidiary of the Company (“SFMS” and, collectively with the Company, the “Sellers”), entered into a Stock and Asset Purchase Agreement (the "Purchase Agreement") with Enghouse Systems Limited ("Parent") and three wholly-owned subsidiaries of Parent (collectively, the “Buyer”), pursuant to which, upon the terms and subject to the satisfaction or waiver of the conditions therein, the Company will sell the assets of its Mediasite business including its Japanese and Dutch subsidiaries to the Buyer for $15.5 million in cash (subject to certain price adjustments summarized below).

Under the terms of the Purchase Agreement, at the closing, the Sellers will sell to the Buyer (1) all of the assets of Sellers relating to the Mediasite business other than certain specified excluded assets and (2) all of the outstanding equity interests in the Company’s two foreign subsidiaries, Sonic Foundry International B.V. (formerly Media Mission B.V.) located in the Netherlands and Mediasite K.K. located in Japan (such transactions collectively, the “Mediasite Asset Sale”). The Buyer will only assume certain liabilities relating to the Mediasite business that are specified in the Purchase Agreement. The Sellers will retain the assets exclusively related to the Vidable™ and Global Learning Exchange™ businesses (the “Retained Businesses”).

As consideration for the Mediasite Asset Sale, the Buyer has agreed to pay the Sellers $14.5 million in cash at closing, subject to adjustment as set forth in the Purchase Agreement, and pay the Sellers a holdback amount of $1.0 million on the one year anniversary of closing to the extent such amount is not reduced by purchase price adjustments or indemnity or other claims under the Purchase Agreement. The adjustments to the purchase price in the Purchase Agreement include a reduction in the purchase price equal to the amount by which the Sellers’ net cash assets at closing are less than $0. The Purchase Agreement also contains provisions to reduce the purchase price based the amount of accounts receivable included in the transferred assets after closing that remains uncollected 180-days after closing (or in the case of certain unbilled accounts, one year after closing) and based on the amount of inventory included in the transferred assets that remains unsold one year after closing.

The Company’s board of directors has approved the transaction. Closing of the sale of the Mediasite business is subject to approval by the holders of at least two-thirds of the outstanding shares of common stock of the Company, as well as a number of other customary closing conditions. In connection with the execution of the Purchase Agreement, solely in their respective capacities as stockholders of the Company, each of our executive officers and directors and one other significant stockholder who beneficially owns greater than 5% of the Company’s outstanding common stock has executed and delivered a Support Agreement pursuant to which, among other things, each such stockholder has agreed, subject to the terms of such Support Agreement, to vote all shares of the Company’s common stock beneficially owned by such stockholder in favor of the approval of the Purchase Agreement and the Mediasite Asset Sale.

The Sellers, Parent and the Buyer have made customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants that each of the Sellers will conduct its business in the ordinary course during the period between the execution of the Purchase Agreement and the closing of the transaction and refrain from taking a number of restricted actions. In addition, during such period, the Company may not solicit or initiate discussions with third parties regarding proposals to acquire the Company or the Mediasite business. The Company may respond to unsolicited proposals to acquire the Company or the Mediasite business, subject to certain restrictions on its ability to respond to such proposals as provided in Purchase Agreement. These restrictions do not apply to proposals solely with respect to the Retained Businesses.

The Company’s board of directors is permitted to change its recommendation that its stockholders vote in favor of the Mediasite Asset Sale in response to an unsolicited proposal from a third party to acquire the Company or the Mediasite business that constitutes a superior proposal, subject to certain limitations set forth in the Purchase Agreement.

The Purchase Agreement contains termination rights for both the Sellers and the Buyer, including the right by the Sellers to terminate the Purchase Agreement prior to obtaining the required approval of the Mediasite Asset Sale by the Company’s stockholders if the Company's board of directors determines that a proposal from a third party to acquire the Company or the Mediasite business constitutes a superior proposal and simultaneous with such termination the Company enters into a definitive acquisition agreement providing for such superior proposal. In addition, the Purchase Agreement provides that, if the Sellers or the Buyer terminate the Purchase Agreement under specified circumstances, the Sellers will be obligated to pay the Buyer a termination fee of $450,000. The Purchase Agreement also provides that if the Buyer terminates the Purchase Agreement due to the Company's failure to obtain the required approval of its stockholders, the Company will be obligated to pay the Buyer a termination fee of $100,000.

The Purchase Agreement contains indemnification rights for both the Sellers and the Buyer whereby such party agrees to indemnify the other party for certain losses suffered, sustained, incurred or paid by the other party and certain related parties with respect to any breach of any its representations or warranties in the Purchase Agreement, any breach of or failure by it to duly perform or observe any term, provision, covenant or agreement in the Purchase Agreement or (in the case of indemnification by the Sellers) any liabilities not expressly assumed by the Buyer in the Purchase Agreement. The Purchase Agreement contains customary terms and limits with respect to such indemnification rights as set forth in the Purchase Agreement.

The foregoing summary is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference in its entirety. The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any of its subsidiaries. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations, warranties and covenants may have been made for the purposes of allocating risk between the Sellers and the Buyer instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance the Company provides. These risks and uncertainties include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the satisfaction of conditions to completing the transaction, including the ability to secure approval by a two-thirds vote of the Company’s stockholders; risks that the proposed transaction could disrupt current plans and operations; costs, fees and expenses related to the proposed transaction; and other risks disclosed in the Company’s annual report on Form 10-K and its other filings with the Securities and Exchange Commission (“SEC”). These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the Company’s investor relations department. All of the information and disclosures the Company makes in this report, including any forward-looking statements, are as of the date given and the Company assumes no obligation to update or change this information, regardless of subsequent events.

Additional Information about the Proposed Transaction and Where You Can Find It

The Company plans to file a proxy statement with the SEC relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of the Company to be held for the purpose of voting on matters relating to the proposed transaction.  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders of the Company may obtain free copies of the documents filed with the SEC by contacting Sarah Wilde at (608) 443-2018, or by writing to Sarah Wilde, Sonic Foundry, Inc., 222 W. Washington Ave, Madison, Wisconsin 53703.

Interests of Certain Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed transaction.   Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Document

2.1
Stock and Asset Purchase Agreement, dated as of January 2, 2024, among Sonic Foundry, Inc., Sonic Foundry Media Systems, Inc., Enghouse Interactive, Inc., Enghouse Holdings (UK) Limited, Enghouse (Netherlands) Holdings B.V. and Enghouse Systems Limited.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

January 5, 2024	By:	/s/ Ken Minor
Ken Minor
Chief Financial Officer